Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Strategic Income Opportunities Portfolio  (BR-
SIP)
iShares Core Total U.S. Bond Market ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF
(ISHIGOVCR)
Master Total Return Portfolio of Master Bond LLC  (MF-BOND)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
07-24-2013

Security Type:
BND/CORP

Issuer
Nucor Corporation  (2023)

Selling
Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Citigroup Global Markets Inc., J.P. Morgan
Securities LLC, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Deutsche Bank
Securities Inc., Wells Fargo Securities,
LLC, PNC Capital Markets LLC, The Williams
Capital Group, L.P., U.S. Bancorp
Investments, Inc., Fifth Third Securities,
Inc., Lloyds Securities Inc., RBC Capital
Markets, LLC


Transaction Details

Date of Purchase
07-24-2013

Purchase
Price/Share
(per share / %
of par)
$99.926

Total
Commission,
Spread or
Profit
0.650%

1.	Aggregate Principal Amount Purchased
(a+b)
$19,750,000
a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$16,125,000
b.	Other BlackRock Clients
$3,625,000

2.	Aggregate Principal Amount of
Offering
$500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.0395


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date:07-26-2013

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date:07-29-13

Global Syndicate Team
Member